SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 24, 2006

SIMMONS COMPANY (Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188
(Address of Principal Executive Offices)	(Zip Code)

(770) 512-7700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 24, 2006, Simmons Company’s indirect subsidiary, Simmons Bedding Company (“Simmons Bedding” or "Company") and certain of its affiliates, signed the unit purchase agreement by and among ST San Diego, LLC, Sleep Country USA, Inc. ("Sleep Country"), SC Holdings, Inc. and Simmons Bedding (the “Unit Purchase Agreement”), which is a definitive agreement to sell Sleep Country, its retail sales unit, to an affiliate of The Sleep Train, Inc. (“Sleep Train”). The transaction, which is anticipated to close in August 2006, will yield cash proceeds of approximately $55 million. As part of the closing of the transaction, Simmons Bedding will also execute a long term supply agreement for the combined Sleep Train and Sleep Country entities.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 26, 2006 announcing the Company’s sale of Sleep Country USA.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: July 27, 2006

EXHIBIT INDEX

Exhibit
Number  Exhibit Name
99.1  Press Release dated July 26, 2006 announcing the Company’s sale of Sleep Country USA.